SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIESPURSUANT TO SECTION 12(b) OR 12(g) OF THESECURITIES EXCHANGE ACT OF 1934

AAMES FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	95-4340340
(State of Incorporation or Organization)	(IRS Employer Identification No.)

350 SOUTH GRAND AVENUE, 43RD FLOOR LOS ANGELES, CALIFORNIA	90071
(Address of Principal Executive Office)	(ZIP Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ X ]

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Series D Convertible Preferred Stock, par value $0.001 per share

Item 1. Description of Registrant's Securities to be Registered.

For a description of the Series D Convertible Preferred Stock being registered, reference is made to the section entitled "Description of the Series D Convertible Preferred Stock" included on pages 29 through 31 of the Prospectus contained in the Registrant's Registration Statement on Form S-3, File No. 333-46140, filed with the Securities and Exchange Commission, which description is herein incorporated by reference.

Item 2. Exhibits.

The following exhibits are filed as a part of this Registration Statement:

3.1

Certificate of Incorporation of the Registrant, as amended. This exhibit is incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended June 30, 2000 and filed with the Commission on September 28, 2000.

3.2

By-Laws of the Registrant, as amended. This exhibit is incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended June 30, 1999 and filed with the Commission on September 3, 1999.

4.6

Specimen certificate evidencing Series D Convertible Preferred Stock of the Registrant. This exhibit is incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended June 30, 2000 and filed with the Commission on September 28, 2000.

4.7

Certificate of Designations of Series D Convertible Preferred Stock of the Registrant, as amended. This exhibit is incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended June 30, 2000 and filed with the Commission on September 28, 2000.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 5, 2002

AAMES FINANCIAL CORPORATION
By:	/s/ John F. Madden John F. Madden, Jr. Senior Vice President General Counsel and Secretary